Consent of Independent Certified Public Accountants

     We have issued our report dated December 12, 2003 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 296 as of October 31, 2003 and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                        Grant Thornton LLP


Chicago, Illinois
February 23, 2004